UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 15, 2007

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03.                                Amendments to Articles of Incorporation or Bylaws.

    During its regularly scheduled meeting on August 15, 2007, the board of directors of Premier unanimously approved a motion to amend the Company’s bylaws to expand the form of ownership of shares of stock from “certificated” to “certificated or uncertificated.”  The amendment, effective August 15, 2007, was adopted in response to new rules issued by NASDAQ that require NASDAQ-listed companies to be eligible for a Direct Registration Program.  A Direct Registration Program permits an investor's ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate.   The new rule does not require issuers to actually participate in a Direct Registration Program or to eliminate physical stock certificates. However, listed securities must be “eligible” for such a program.  Premier believes the adoption of this amendment permits its securities to be eligible for such a program.

Item 9.01.                                Financial Statements and Exhibits

(c) Exhibit 3.1 – Amendment to Article VI of Premier’s bylaws.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: August 17, 2007                                              Brien M. Chase, Vice President
  and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Text of amendment to Article VI of Premier’s bylaws.